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PRELIMINARY FORM OF PROXY—SUBJECT TO COMPLETION

Exhibit 99.1

[DGSYSTEMS LOGO]

DIGITAL GENERATION SYSTEMS, INC.
750 W. John Carpenter Freeway, Suite 700
Irving, Texas 75039

Special Meeting to be held                        , 2006.

            a.m. local time.

Your vote is important. Please vote immediately.

☒	Please mark votes as in this example.

Your Directors recommend a vote "FOR" items 1, 2, and 3.

		FOR	AGAINST	ABSTAIN
1.	Adopt the First Amended and Restated Agreement and Plan of Merger among DG Systems, FastChannel and Merger Sub, and the issuance of DG Systems common stock in the merger	☐	☐	☐
2.	Adjournment of the special meeting to permit further solicitation of proxies in favor of Proposal 1	☐	☐	☐
3.	Amend the DG Systems certificated of incorporation to effect the one-for-ten share reverse stock split of the issued and outstanding shares of DG Systems common stock, $.001 par value per share	☐	☐	☐

Signature(s):	Date	, 2006

Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the special meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the special meeting and decide to vote by ballot, such vote will supersede this proxy.

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[DGSYSTEMS LOGO]
Digital Generation Systems, Inc.
750 W. John Carpenter Frwy., Suite 700
Irving, Texas 75039

This proxy is solicited on behalf of the Digital Generation Systems, Inc.
Board of Directors for the Special meeting on

The undersigned hereby appoints Scott Ginsburg and/or Omar Choucair, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of the undersigned in Digital Generation Systems, Inc. at the special meeting of shareholders to be held at the                        , at         a.m., local time, on                         , and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished with the proxy card, subject to any directions indicated on the other side of the proxy card. If no directions are given, the proxies will vote for each of the proposals listed on the other side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are authorized, at their discretion, to vote the matter.

Please sign on the other side of the card and return it promptly to                        . If you do not sign and return a proxy card, or attend the special meeting and vote by ballot, your shares cannot be voted.

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PRELIMINARY FORM OF PROXY—SUBJECT TO COMPLETION